Exhibit 99.2

Q4 2022 EARNINGS HIGHLIGHTS FROM OUR CEO our 2022 competitive was a year of moat record and performance gained market as we share deepened in the JONATHAN “needs-based automotive services category. Building on FITZPATRICK our strong performance and leveraging our proven growth playbook, we entered 2023 with momentum, excellent visibility into expenses, and a robust pipeline with line of sight into multi-year growth. ” 4TH QUARTER HIGHLIGHTS REVENUE NET INCOME EARNINGS PER SHARE $540M $27M $0.16 +38% YoY +$66M YoY +$0.39 YoY ADJUSTED EBITDA ADJUSTED NET INCOME ADJUSTED EARNINGS PER SHARE $130M $42M $0.25 +54% YoY +35% YoY +39% YoY In the fourth quarter, we delivered results ahead of our guidance with 38% revenue growth, supported by 11% same- store sales growth, which translated to 54% Adjusted EBITDA growth.

SYSTEM-WIDE SALES

System-wide sales in the fourth quarter were driven by the addition of 98 net new stores and 11% same-store sales growth.

$1.5B
TOTAL SYSTEM-WIDE SALES

NET NEW STORE GROWTH

+48 MAINTENANCE

+25 CAR WASH

+24 PAINT, COLLISION AND GLASS

+1 PLATFORM SERVICES

+98 DB TOTAL



TAKE 5

SAME-STORE SALES



MAINTENANCE 16.3%
-10.1%* CAR WASH
PAINT, COLLISION AND GLASS 14.1%
PLATFORM SERVICES 4.1%
DB TOTAL 11.4%

*Foreign exchange rate movement had a 400 basis point negative impact.

SEGMENT MIX



% SYSTEM-WIDE SALES
31%
9%
54%
6%
% REVENUE
43%
25%
23%
9%
% SEGMENT-ADJUSTED EBITDA
47%
22%
20%
11%
MAINTENANCE
CAR WASH
PAINT, COLLISION AND GLASS
PLATFORM SERVICES

LONG-TERM TARGETS

On the back of a strong 2022, our Dream Big plan of at least $850 million of Adjusted EBITDA remains on track.

Target	Metric
LOW SINGLE-DIGIT %	SAME-STORE SALES
LOW DOUBLE-DIGIT %	REVENUE
LOW DOUBLE-DIGIT %	ADJUSTED EBITDA
MID-TO-HIGH TEENS %	ADJUSTED NET INCOME

This document contains Non-GAAP financial measures. For full financial data and Non-GAAP reconciliations, please refer to the associated press release dated February 22, 2023, available at investors.drivenbrands.com. This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. For risks and other factors that may cause actual results to differ materially from expectations, refer to the risk factors described in our filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov.